UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 11, 2004	0-29768
Date of Report (Date of earliest event reported)	Commission File Number

24/7 REAL MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3995672
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1250 Broadway New York, New York 10001
(Address of Principal Executive Offices) (Zip Code)

(212) 231-7100
(Registrant’s telephone number, including area code)

Item 5.                Other Events.

The Federal Circuit Court of Appeals has affirmed, without opinion, a July 2003 decision of the U.S. Federal Court for the Western District of Washington that granted summary judgment to Aquantive, Inc. in a lawsuit that alleged that Aquantive infringed 24/7 Real Media’s U.S. patent number 6,026,368.   The lower court’s ruling held that Aquantive’s Atlas DMT adserving system does not infringe the ‘368 patent.

24/7 Real Media intends to file a request for rehearing before the Federal Circuit Court of Appeals.

U.S. Patent No. 6,026,368, entitled “On-Line Interactive System And Method For Providing Content And Advertising Information To A Targeted Set of Viewers,” is an Internet ad serving patent that relates to an online system for managing the delivery of targeted ads or other content that adjusts the priorities associated with such ads or content in order to satisfy exposure goals or other predetermined criteria.

The ruling does not affect the Company’s previously issued financial outlook for 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

24/7 REAL MEDIA, INC.

Date: March 16, 2004	By:	/s/Mark E. Moran
		Name:	Mark E. Moran
		Title:	Executive Vice President and General Counsel